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EXHIBIT 16 - LETTER RE: CHANGE IN CERTIFYING ACCOUNTANT

                    [Letterhead of Deloitte & Touche LLP]



April 28, 1997


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:


We have read and agree with the comments in Item 4 of Form 8-K of The Village Green Bookstore, Inc. dated April 28, 1997


Yours truly,


/s/ Deloitte & Touche LLP